UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2008

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100

Spokane, WA 99201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 16, 2008, Potlatch Corporation (“Potlatch”) completed the spin-off (the “Spin-off”) of Clearwater Paper Corporation (the “Company”) to Potlatch shareholders. In connection with the Spin-off, the Board of Directors of the Company (the “Board”) approved and adopted new benefit plans to replace benefit plans previously sponsored by Potlatch, and approved and adopted amendments to existing benefit plans of the Company. The material terms of these new or amended benefit plans, as to which the Company’s named executive officers or directors participate, are summarized below.

Clearwater Paper Corporation 2008 Stock Incentive Plan

In connection with the Spin-off, the Board approved and adopted, and Potlatch, in its capacity as the Company’s sole stockholder, approved, the Clearwater Paper Corporation 2008 Stock Incentive Plan (the “2008 Equity Plan”). The 2008 Equity Plan provides for equity-based awards in the form of restricted shares, restricted stock units (“RSUs”), performance shares, stock options, or stock appreciation rights (“SARs”) (collectively, “Equity Awards”) to selected employees, outside directors and consultants of the Company. The 2008 Equity Plan became effective on December 16, 2008.

Stock Subject to 2008 Equity Plan

The 2008 Equity Plan is limited to a maximum distribution of 1,695,000 shares of the Company’s common stock. No more than 226,000 shares may be granted to any one individual in any calendar year from Equity Awards under the 2008 Equity Plan, except during the first year of employment when such limit is 452,000 shares. These aggregate and individual limits may be adjusted as described below under “Adjustments.” Additionally, if an Equity Award expires or becomes unexercisable without being exercised, or if restricted shares, RSUs or performance shares are forfeited to or repurchased by the Company, such shares will again become available for Equity Awards under the 2008 Equity Plan. With respect to SARs, only the number of shares actually issued will reduce the foregoing limits.

Awards Under the 2008 Equity Plan

Restricted Shares. Restricted shares may be sold or awarded under the 2008 Equity Plan on terms set by the Compensation Committee of the Board (“Compensation Committee”), each grant of which will be evidenced by a restricted share agreement. Awards of restricted shares may or may not be subject to vesting or transfer restrictions. The holders of restricted shares will have the same voting, dividend and other rights as the Company’s other stockholders.

Stock Options. Options to purchase the Company’s common stock may be awarded to Company employees pursuant to the 2008 Equity Plan in the form of either an Incentive Stock Option or a nonstatutory employee stock option. Any such options will be evidenced by a stock option agreement setting forth the terms and conditions of the option grant, including the number of shares subject to the option, the exercise date and term of the option, acceleration provisions, if any, transfer restrictions and the exercise price. In no event will the exercise price be less than the fair market value of a share on the date of the grant. The Company may choose to accept payments of the exercise or purchase price of shares issued under the 2008 Equity Plan in the form of cash, surrendered stock, services rendered, promissory note, loan proceeds or through a broker cashless exercise program or other forms.

SARs. A SAR is the right to receive a payment in cash, stock or a combination thereof equal to the increase in fair market value of the Company’s common stock on the exercise date compared to the grant date. Each grant of a SAR under the 2008 Equity Plan will be evidenced by a SAR agreement setting forth the terms and conditions of the SAR, including the number of shares covered by the grant, the date when the SAR becomes exercisable, acceleration provisions, if any, the exercise price, which will not be less than the fair market value of a share on the date of the grant.

RSUs. RSUs, which are bookkeeping entries representing the Company’s obligation to deliver shares or distribute cash, or a combination thereof, on a future date, do not require cash consideration from a recipient. Each grant of RSUs will be evidenced by a restricted stock unit agreement setting forth the terms and conditions of the RSUs, including vesting conditions and settlement provisions. Predetermined performance factors may increase or decrease the number of RSUs actually eligible for settlement. Holders of RSUs have no voting rights, and may or may not have dividend rights.

Performance Shares. Performance shares, which are also bookkeeping entries representing the Company’s obligation to deliver shares or distribute cash, or a combination thereof, on a future date, will be evidenced by a performance share agreement setting forth the terms and conditions of the performance shares, including the number of shares subject to the award, qualifying performance criteria, the performance period and vesting provisions. Performance shares do not require cash consideration from a recipient. Holders of performance shares have no voting rights, and may or may not have dividend equivalent rights. Predetermined performance factors may increase or decrease the number of performance shares actually eligible for settlement.

Adjustments

The number of shares covered by, and the exercise price of, outstanding awards may be adjusted by the Compensation Committee in the event of a dividend or other distribution, a stock split, a reverse stock split, a split-up, a split-off, a spin-off, a combination or subdivision of shares, an exchange of shares or a similar transaction. All unexercised or unsettled Equity Awards shall terminate immediately upon dissolution or liquidation of the Company. An event constituting a change of control of the Company may also result in the substitution, acceleration, settlement, cancellation of awards made under the 2008 Equity Plan.

Performance

The number of shares or other benefits awarded under the 2008 Equity Plan may be subject to the attainment of one or more performance goals during a time period specified by the Compensation Committee. The performance goals selected by the Compensation Committee may be applied to either the Company or to a business unit, and may based on any of several financial measures (either individually, alternatively or in any combination) including cash flow (including operating cash flow), earnings per share, earnings before interest, taxes, depreciation and amortization, and other measures. In determining whether any performance goal has been attained, the Compensation Committee may exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) extraordinary nonrecurring items.

Amendment and Termination

The 2008 Equity Plan will automatically terminate on December 1, 2018, but may be amended or terminated earlier by the Board at any time, provided that rights and obligations granted before any such amendment may not be materially impaired.

The foregoing summary of the 2008 Equity Plan does not purport to be complete. The summary is subject to, and qualified in its entirety by, the complete text of the 2008 Equity Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Form of Certain Equity Award Agreements

In connection with the Spin-off, the Company adopted a form of performance share award, RSU award and stock option agreement under the 2008 Equity Plan. Copies of such forms are attached hereto as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

Clearwater Paper Corporation Annual Incentive Plan

In connection with the Spin-off, the Board adopted, and Potlatch, in its capacity as the Company’s sole stockholder, approved, the Clearwater Paper Corporation Annual Incentive Plan (the “AIP”). The AIP will become effective beginning January 1, 2009.

The AIP will provide eligible employees with annual bonuses that are based on the achievement of one or more performance goals. Eligible employees will include certain Company executives (“covered employees”) whose annual compensation is subject to the $1 million federal income tax deduction cap imposed by Section 162(m) of the Internal Revenue Code (the “Code”). The AIP is intended to qualify for the “performance-based compensation” exception to this deduction cap.

Determination of Bonuses

The Company will determine a target annual bonus pool equal to the sum of the target bonuses for all participants. The target bonuses are established as a percentage of employees’ base salaries, subject to dollar maximums in the case of covered employees, in rules and regulations adopted by the Compensation Committee. The Company will fund the pool based on the Company’s performance against a financial target using any of several financial measures (either individually, alternatively or in any combination) including cash flow (including operating cash flow), earnings per share, earnings before interest, taxes, depreciation and amortization, and other measures. The Compensation Committee will determine the financial target at the beginning of the year based on the Company’s internal financial plan and forecasts and a review of industry and stockholder expectations. The Company will fund between 0% to 200% of the target bonus pool depending on the Company’s performance against the financial target.

The funded pool will be allocated to the Company’s organizational units based on a methodology determined by the Compensation Committee at the beginning of the each year. The allocations may be adjusted up or down at the discretion of the CEO based on the size of the aggregate funded pool, provided that any adjustment upward cannot affect the covered employees. Bonus pools will then be allocated to AIP participants based on individual performance assessments and their individual target bonus percentages. Individual awards generally will be adjusted proportionally based on the size of the bonus pools, using manager discretion. The share received by covered employees cannot be increased as a result of Compensation Committee discretion, and cannot be increased based on discretion-based reductions in other individuals’ bonuses. In no event can the bonus received by an individual covered employee exceed $1.5 million, or $2.5 million in the case of the CEO.

Eligible participants generally must be employed by the Company or its subsidiaries through the end of a performance year in order to receive a bonus award payment, but a pro rata award may be approved in the event of death, disability or retirement during the performance year. Individual awards earned under the AIP will be made in cash. However, if the participant has not met the Company’s stock ownership guidelines, half of the payment will be made in the Company’s common stock issued under the 2008 Equity Plan.

Administration and Amendment

As it applies to covered employees, the Compensation Committee will administer and have the authority to interpret the AIP. The Compensation Committee will be responsible for determining target bonuses, the financial targets and ranges for minimum and maximum performance with respect to the bonus pool, certifying performance with respect to those targets in the case of covered employees, and making final determinations of annual incentive payments for covered employees and other executive officers.

The Board or the Compensation Committee may at any time amend, suspend or terminate the AIP, subject to stockholder approval to the extent required under Section 162(m).

The foregoing summary of the AIP does not purport to be complete. The summary is subject to, and qualified in its entirety by, the complete text of the AIP, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Clearwater Paper Corporation Management Deferred Compensation Plan

In connection with the Spin-off, the Board approved and adopted the Clearwater Paper Corporation Management Deferred Compensation Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan became effective on December 16, 2008. All employees who are in a position that is eligible for long-term incentive awards may participate in the Deferred Compensation Plan to defer base salary and awards under the AIP. Deferrals previously made by Company employees under Potlatch deferred compensation plans will be transferred to the Deferred Compensation Plan after the Spin-off.

Under the Deferred Compensation Plan, after deferring the maximum amount under his or her 401(k) plan, a participant may elect to defer up to 50% of his or her base salary. In addition, participants can defer between 50% to 100% of any incentive award under the AIP. Each participant may elect a lump-sum payout or installment payments over five, ten, or fifteen years after separation from service. Deferred amounts are credited as bookkeeping entries to the participant’s deferral account. Each participant is always 100% vested in his or her deferral account.

A participant may select among various investment options upon which the rate of return on deferred amounts will be based. The participant’s investment account is adjusted periodically to reflect the deemed gains and losses attributable to the deferred amount. Alternatively, each participant may elect to allocate some or all of the deferred amount to a phantom stock unit deferral account, the value of which is based on the Company’s common stock. All payments of deferrals under the phantom stock unit deferral account are made in cash.

The foregoing summary of the Deferred Compensation Plan does not purport to be complete. The summary is subject to, and qualified in its entirety by, the complete text of the Deferred Compensation Plan, a copy of which is attached as Exhibit 10.6 and is incorporated herein by reference.

Clearwater Paper Corporation Severance Program for Executive Employees

In connection with the Spin-off, the Board approved and adopted an amendment and restatement of the Clearwater Paper Corporation Severance Program for Executive Employees (the “Severance Program”), formerly known as the Potlatch Forest Products Corporation Severance Program for Executive Employees. The amended and restated Severance Program became effective on December 16, 2008. The amendments include (1) elimination of coverage of Potlatch executives, who will be covered by a separate Potlatch plan after the Spin-off; (2) update and clarification of the definition of “change of control,” which determines the level of severance benefits and affects the Company’s ability to amend the Severance Program; (3) clarification of the definition of “misconduct,” which may cause an executive to forfeit certain severance benefits; and (4) updates necessary to comply with Section 409A of the Code.

The Severance Program provides for the payment to eligible employees of the Company of severance payments upon certain events including (i) an involuntary separation from service or (ii) an involuntary separation from service within 24 months of a change of control. Eligible employees are all executive officers and such other employees who are designated by the Compensation Committee.

With respect to payments triggered prior to a change in control, the payments will consist of (a) three weeks’ of the employee’s base compensation for each full year of service completed by such eligible employee in effect at the time of the separation from service, but not exceeding one year of base compensation, payable in monthly installments over a period not to exceed twelve months, (b) the eligible employee’s unused and accrued vacation pay, (c) an award bonus under the AIP for the award year in which the eligible employee separates from service and (d) continued coverage under the Company’s medical, dental and life insurance plans for a period of weeks equal to three times the number of full years of service completed by the eligible employee, but not exceeding one year of coverage. The Compensation Committee may increase the benefits payable.

With respect to payments triggered following a change in control, the payments will consist of a lump sum cash benefit equal to (a) the eligible employee’s annual base compensation plus his or her annual base compensation multiplied by his or her standard bonus percentage (as determined pursuant to the AIP), determined as of the date of the change of control or the date the eligible employee separates from service, whichever produces the larger amount, multiplied by 2.5, or in the case of the CEO, a factor of 3.0, (b) the eligible employee’s unused and accrued vacation pay, (c) a bonus award under the AIP for the award year in which the eligible employee separates from service, and (d) COBRA premium payments for up to three years.

The Compensation Committee may amend or terminate the Severance Program, subject to certain restrictions with respect to eligibility for change of control benefits.

The foregoing summary of the Severance Program does not purport to be complete. The summary is subject to, and qualified in its entirety by, the complete text of the Severance Program, a copy of which is attached as Exhibit 10.7 and is incorporated herein by reference.

Clearwater Paper Corporation Salaried Supplemental Benefit Plan

In connection with the Spin-off, the Board approved and adopted an amendment and restatement of the Clearwater Paper Corporation Salaried Supplemental Benefit Plan (the “Supplemental Plan”), formerly known as the Potlatch Forest Products Corporation Supplemental Benefit Plan II. The amended and restated Supplemental Plan became effective on December 16, 2008.The amendments to the Supplemental Plan include (1) elimination of coverage of Potlatch employees, and transfer to a separate Potlatch plan of the supplemental benefit liabilities for Potlatch employees; (2) transfer from a Potlatch plan of certain supplemental benefit liabilities for Company employees; (3) update and clarification of the definition of “change of control,” which requires appointment of an independent committee to administer the Supplemental Plan; (4) revisions to the deemed investment options available for 401(k) supplemental benefits; and (5) updates necessary to comply with Section 409A of the Code.

The Supplemental Plan provides certain salaried employees with supplemental retirement benefits by providing both a pension benefit that supplements the Company’s Salaried Retirement Plan (the “Retirement Plan Supplement”), and a savings plan benefit that supplements the Company’s Salaried 401(k) Plan (the “401(k) Plan Supplement”).

The Retirement Plan Supplement generally consists of the difference between (1) the participant’s actual vested benefit under the Company’s Salaried Retirement Plan and (2) the vested benefit that would have been calculated under the Salaried Retirement Plan if certain Code limitations did not apply and if deferred bonuses under the AIP and predecessor annual bonus plans were taken into account. The Retirement Plan Supplement is generally payable as an annuity, but will be paid as a lump sum if the lump sum value does not exceed $50,000. Payment of the Retirement Plan Supplement begins (or is made, in the case of a lump sum) within 90 days after the later of the participant’s attainment of age 55 or separation from service.

The 401(k) Plan Supplement applies to participants who have contributed at least 6% of their eligible compensation to the Company’s Salaried 401(k) Plan (which contributions are eligible for Company matching contributions of 70% of the participant’s contributions), and whose additional contributions under that plan have been reduced because of certain Code limitations or because the participant has deferred annual bonuses payable under the AIP or predecessor bonus plans. The 401(k) Plan Supplement consists of the difference between (1) the actual Company matching contributions allocated to the participant under the Salaried 401(k) Plan, and (2) the amount of Company matching contributions that would have been allocated had the participant contributed 6% of his or her compensation to the Salaried 401(k) Plan, disregarding for this purpose any Code limits on eligible compensation and any deferrals of annual bonuses payable under the AIP or predecessor bonus plans.

The 401(k) Plan Supplement amounts that accrue each year are credited to a bookkeeping account, and are deemed invested in one or more investment options. The account will initially be deemed to be solely an interest-bearing investment, but during 2009 the Company expects to permit deemed investments that mirror the investment options in the Salaried 401(k) Plan (other than Company stock). The participant can elect to have the 401(k) Plan Supplement account paid in a lump sum or in ten or fewer annual installments, beginning in the calendar year following the year in which the participant separates from service.

The Compensation Committee may amend or terminate the Supplemental Plan at any time.

The foregoing summary of the Supplemental Plan does not purport to be complete. The summary is subject to, and qualified in its entirety by, the complete text of the Supplemental Plan, a copy of which is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

Clearwater Paper Corporation Benefits Protection Trust Agreement

In connection with the Spin-off, the Board adopted and approved the Clearwater Paper Corporation Benefits Protection Trust Agreement (the “Trust”) with U.S. Bank National Association. The Trust became effective on December 16, 2008. The purpose of the Trust is to assure that future payments of amounts owed under the Company’s nonqualified plans, programs and policies will not be improperly withheld in the event of a change of control of the Company.

The Trust provides that in the event of a change of control of the Company, the Trust will become irrevocable and within thirty days of the change of control the Company will deposit with the trustee enough assets to ensure that the total assets held by the Trust are sufficient to cover any anticipated trust expenses and to guarantee payment of the benefits payable to the Company’s employees under the Company’s various employee benefit plans and employee agreements. At least annually, an actuary will be retained to re-determine the benefit commitments and expected fees. If the Trust assets do not equal or exceed 110% of the re-determined amount, then the Company is, or the Company’s successor is, obligated to deposit additional assets into the Trust.

The foregoing summary of the Trust does not purport to be complete. The summary is subject to, and qualified in its entirety by, the complete text of the Trust, a copy of which is attached hereto as Exhibit 10.9 and is incorporated herein by reference.

Clearwater Paper Corporation Deferred Compensation Plan for Directors

In connection with the Spin-off, the Board adopted the Clearwater Paper Corporation Deferred Compensation Plan for Directors (the “Directors Plan”). The Directors Plan, which became effective on December 16, 2008, provides non-employee directors of the Company an opportunity to defer payment of director fees. The Directors Plan also permits the grant to directors of discretionary awards that are deemed invested in Company common stock units.

When a non-employee director elects to defer director fees, he or she elects to have those fees converted into Company common stock units or, if not converted, then credited with annual interest at 120% of the long-term applicable federal rate published by the Internal Revenue Service, with quarterly compounding. The common stock units are credited with amounts in common stock units equal in value to the dividends that are paid on the same amount of common stock. When a director elects to defer fees, he or she also elects whether settlement is to be made in a single lump sum or in a series of approximately equal installments over a period of years, which is specified by the director (but in no event more than fifteen years).

Each non-employee director may also be granted a discretionary annual award under the Directors Plan, consisting of a credit to an account established on behalf of each outside director under the Directors Plan. These awards are credited to an account for the director in common stock units, based on the price of the common stock on the date of the grant. These common stock units are then credited with amounts in common stock units equal in value to the dividends that are paid on the same amount of common stock. Upon separation from service as a director, the common stock units held by the director in his or her deferred account will be converted to cash based upon the then market price of the common stock and will be paid to the director.

The foregoing summary of the Directors Plan does not purport to be complete. The summary is subject to, and is qualified in its entirety by, the complete text of the Directors Plan, a copy of which is attached hereto as Exhibit 10.10 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Clearwater Paper Corporation 2008 Stock Incentive Plan

10.2	2008 Stock Incentive Plan - Form of Performance Share Award

10.3	2008 Stock Incentive Plan - Form of Restricted Stock Unit Award

10.4	2008 Stock Incentive Plan - Form of Stock Option Agreement

10.5	Clearwater Paper Corporation Annual Incentive Plan

10.6	Clearwater Paper Corporation Management Deferred Compensation Plan

10.7	Clearwater Paper Corporation Severance Program for Executive Employees

10.8	Clearwater Paper Corporation Salaried Supplemental Benefit Plan

10.9	Clearwater Paper Corporation Benefits Protection Trust Agreement

10.10	Clearwater Paper Corporation Deferred Compensation Plan for Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2008

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit
10.1	Clearwater Paper Corporation 2008 Stock Incentive Plan

10.2	2008 Stock Incentive Plan - Form of Performance Share Award

10.3	2008 Stock Incentive Plan - Form of Restricted Stock Unit Award

10.4	2008 Stock Incentive Plan - Form of Stock Option Agreement

10.5	Clearwater Paper Corporation Annual Incentive Plan

10.6	Clearwater Paper Corporation Management Deferred Compensation Plan

10.7	Clearwater Paper Corporation Severance Program for Executive Employees

10.8	Clearwater Paper Corporation Salaried Supplemental Benefit Plan

10.9	Clearwater Paper Corporation Benefits Protection Trust Agreement

10.10	Clearwater Paper Corporation Deferred Compensation Plan for Directors

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